EXHIBIT 10.2

RULES

of the

INNOSPEC INC. COMPANY SHARE OPTION PLAN

AS AMENDED BY THE FIRST AMENDMENT

CONTENTS

1.	DEFINITIONS FOR THE PURPOSE OF PART A	6

2.	GRANT OF OPTIONS	9

2.1.	Procedure for Grant of Options	9

2.2.	Requirement to Issue Option Certificate	9

2.3.	Right to Disclaim Option	9

2.4.	Options may not be transferred	10

3.	CONDITIONS RELATING TO THE GRANT OF OPTIONS	10

3.1.	Statutory Limit	10

3.2.	Interpretation of Individual Limits	10

3.3.	Maximum Aggregate Number of Shares	10

3.4.	United States Securities Act of 1933	10

3.5.	Additional Conditions	11

4.	RIGHTS OF EXERCISE	11

4.1.	Earliest Date of Exercise	11

4.2.	Requirement to remain in Employment	11

4.3.	Death of Option Holder	11

4.4.	Right to Exercise Prematurely irrespective of Additional Conditions	12

4.5.	Transfer of Employment within Group	12

4.6.	Transfer of Employment Overseas	12

4.7.	Lapse of Options	13

4.8.	Compliance with the United States Securities Law	13

4.9.	Shares to be held for Investment Purposes	13

4.10.	Shareholder Approval	13

4.11.	Option Holder with Material Interest	14

5.	TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION	14

5.1.	Take-over pursuant to Tender Offer	14

5.2.	Take-over pursuant to Scheme of Arrangement	14

5.3.	Scheme of Arrangement without Change of Control	14

5.4.	Compulsory Acquisition of Shares	14

5.5.	Voluntary Winding-Up of the Company	14

5.6.	Meaning of Obtaining Control	15

5.7.	Rollover of Options	15

5.8.	Meaning of “appropriate period”	15

6.	MANNER OF EXERCISE	15

6.1.	Actions Required of the Option Holder	15

6.2.	Actions Required of the Company	15

6.3.	Partial Exercise	15

7.	ISSUE OF SHARES	16

7.1.	Ranking of Shares	16

7.2.	Admission to NASDAQ	16

8.	ADJUSTMENTS	16

8.1.	General Power of Adjustment	16

8.2.	Requirement to Capitalise Reserves	16

8.3.	Notification of Option Holder	16

9.	ADMINISTRATION	16

9.1.	Delivery of Notices or Documents	16

9.2.	Copies of Shareholder Communications	17

9.3.	Maintenance of Unissued Share Capital	17

9.4.	Directors’ Power to Administer Plan	17

9.5.	Directors’ Decisions are Final and Conclusive	17

9.6.	Costs of Administering Plan	17

10.	ALTERATIONS	17

10.1.	Power to alter Rules prior to HMRC approval	17

10.2.	Power to alter Rules following HMRC approval	17

10.3.	Alterations which affect Share Price and subsisting rights of Option Holders	17

10.4.	Notification to Option Holders	17

10.5.	Stockholder Approval	18

11.	EMPLOYMENT AND SOCIAL TAXES	18

12.	GENERAL	18

12.1.	Termination of the Plan	18

12.2.	No Compensation for loss of Option Rights	18

12.3.	Governing Law	18

13.	DEFINITIONS FOR PURPOSES OF PART B	19

13.1.	Part B not Approved by HMRC	19

13.2.	Incentive Stock Options	19

13.3.	Terms of Part A apply except as amended	19

14.	GRANT OF UNAPPROVED OPTIONS	20

14.1.	Specification of Unapproved Options	20

14.2.	Modified Terms and Conditions	20

14.3.	Additional Requirements	20

15.	CONDITIONS RELATING TO THE GRANT OF UNAPPROVED OPTIONS	20

15.1.	No Statutory Limit	20

15.2.	Plan Approval Required	20

15.3.	Additional Conditions	20

15.4.	Calendar Year Limitation	20

16.	EXERCISE OF UNAPPROVED OPTIONS	21

16.1.	Right to Exercise Prematurely irrespective of Additional Conditions	21

16.2.	Requirement to Remain in Employment	21

16.3.	No Material Interest	21

16.4.	Limitation on Adjustments	21

17.	DISCRETION TO PAY CASH ON EXERCISE OF AN OPTION	21

18.	EMPLOYMENT AND SOCIAL TAXES	22

19.	SECTION 162(M) OF THE CODE	22

20.	SECTION 409A OF THE CODE	22

PART A	APPROVED BY HER MAJESTY’S REVENUE AND CUSTOMS UNDER THE INCOME TAX (EARNINGS AND PENSIONS) ACT 2003 ON 21 JANUARY 2009 UNDER REFERENCE X103009/AJS

1.	DEFINITIONS FOR THE PURPOSE OF PART A

In this Plan, the following words and expressions shall, where the context so permits, have the meanings set forth below:

“Acquiring Company”	the person mentioned in Rule 5.1, being a company within the meaning of Section 832 of the Act;

“Acquisition Price”	in relation to an Option, the total amount payable on any exercise being an amount equal to the relevant Share Price multiplied by the number of Shares in respect of which the Option is exercised;

“the Act”	the Income and Corporation Taxes Act 1988;

“Associated Company”	the meaning ascribed by paragraph 35(1) of Schedule 4 to ITEPA;

“the Auditors”	the auditors for the time being of the Company acting as experts and not as arbitrators;

“the Code”	the United States Internal Revenue Code of 1986 (as amended);

“the Company”	save as provided in Rule 5.7, Innospec Inc., a Delaware corporation;

“Control”	the meaning ascribed by Section 995 of ITA;

“Date of Grant”	the date on which the Directors resolve to grant an Option under the Plan pursuant to Rule 2;

“Dealing Day”	a day on which NASDAQ is open for business;

“the Directors”	the board of directors of the Company, or a duly authorised committee thereof;

“Eligible Employee”	any person who as of the Date of Grant:

(1) (a)	is a director of a Participating Company required to work for not less than 25 hours a week (exclusive of meal breaks); or

(b)	if not a director, is employed by a Participating Company on terms which require him to work for not less than 20 hours a week (exclusive of meal breaks); and

(2)	is not ineligible to participate in the Plan by virtue of paragraph 9 of Schedule 4 to ITEPA (material interest in a close company);

“Grant Period”	a period of 20 days commencing on the Dealing Day following any of:

(1)	a day on which the Plan is approved by HMRC; or

(2)	a day on which the Company makes an announcement of its results for any year, half year or other period or issues any prospectus, listing particulars or other document containing equivalent information relating to Shares; or

(3)	a day on which the Directors resolve that exceptional circumstances have arisen which justify the grant of Options; or

(4)	a day on which any announcement is made of modifications to be made to the Act, ITA or ITEPA or a day on which any such modifications come into force;

“Group”	the Company and its Subsidiaries;

“HMRC”	Her Majesty’s Revenue and Customs;

“Holding Company”	a company as referred to in Section 1159 of the Companies Act 2006;

“Incentive Stock Option”	an option which qualifies for special tax treatment under Section 422 of the Code;

“ITA”	the Income Tax Act 2007;

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“Key Feature”	a provision of the Plan which is necessary in order to meet the requirements of Schedule 4 to ITEPA;

“Market Value”	in relation to a Share on any day:

(1)	if and so long as the Shares are listed on NASDAQ, the reported closing price of Innospec Inc. common stock on NASDAQ for that day, or the last Dealing Day prior to that day if that day is not a Dealing Day.

(2)	save as mentioned in (1) above, its market value as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of HMRC;

“NASDAQ”	the Nasdaq stock market including its three market tiers: NASDAQ Global Select Market, NASDAQ Global Market and NASDAQ Capital Market and their successors;

“Option”	a right to acquire Shares pursuant to the Plan;

“Option Certificate”	a certificate issued under Rule 2.2;

“Option Holder”	a person to whom an Option has been granted (or, as the context requires, his personal representatives);

“Parent”	any company which is a parent corporation of the Company within the meaning of Section 424(e) of the Code;

“Participating Company”	the Company and any other company for the time being designated by the Directors as a Participating Company being a company which is both a Subsidiary of the Company and under the Control of the Company;

“the Plan”	the Innospec Inc. Company Share Option Plan in its present form, or as from time to time altered in accordance with the Rules;

“Relevant Share Option Scheme”	any other share option scheme (except a Savings Related Share Option Scheme) established by the Company or any Associated Company;

“Rules”	the Rules of the Plan and “Rule” shall be construed accordingly;

“Savings Related Share Option
Scheme”	a savings related share option scheme approved by the HMRC;

“Securities Act”	the United States Securities Act of 1933 as amended;

“Share”	save as provided in Rule 5.7, a share in the Company satisfying paragraphs 15 to 20 inclusive of Schedule 4 to ITEPA;

“Share Price”	the price per Share, as determined by the Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

(1)	the Market Value of a Share on the Date of Grant (or where in accordance with Rule 2.1, the Directors issue invitations to apply for Options the Dealing Day by reference to which the Market Value is calculated); or

(2)	if greater and Shares are to be subscribed, the nominal value of a Share;

subject to any adjustment pursuant to Rule 8.1;

“Statutory Limit”	£30,000 or any other limit from time to time specified under paragraph 6 of Schedule 4 to ITEPA;

“Subsidiary”	any company which is both a subsidiary within the meaning ascribed by Section 1159 of the Companies Act 2006 and a subsidiary corporation within the meaning of Section 424(f) of the Code;

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural (and vice versa) and words importing the masculine the feminine (and vice versa).

2.	GRANT OF OPTIONS

2.1.	Procedure for Grant of Options

(a)	Within a Grant Period, the Directors may, at their absolute discretion, grant Options under the Plan to Eligible Employees.

(b)	The Directors may adopt such procedure as they think fit for granting Options, whether by invitation to Eligible Employees to apply for Options or by granting Options without issuing invitations, PROVIDED THAT to the extent required by HMRC any documentation used in such procedure is approved in advance by HMRC in accordance with Rule 10.2.

(c)	Where any Option is to be granted pursuant to an invitation and the Share Price is determined at the date of the invitation, the Option must be granted no later than the twenty-ninth day in the period commencing with the Dealing Day by reference to which the Share Price was calculated.

2.2.	Requirement to Issue Option Certificate

The Company shall issue to each Option Holder an Option Certificate which shall be executed in such manner as shall take effect as a binding contractual obligation of the Company and which shall be in such a form as the Directors from time to time determine (subject to the approval of HMRC). The Option Certificate shall include details of:

(a)	the Date of Grant of the Option;

(b)	the term of the Option which shall not exceed ten years from the Date of Grant;

(c)	the Share Price;

(d)	the number of Shares subject to the Option;

(e)	any date or dates determined by the Directors in accordance with Rule 4.1 upon which the Option is first exercisable in whole and/or part and, where on any date only part is first exercisable, the number of Shares over which such partial exercise may be made; and

(f)	the performance targets or conditions to be satisfied as a condition of the exercise of the Option in accordance with Rule 3.5 and any other restrictions on the exercise of the Option.

The Option Certificate shall include a statement of the limitations provided in section 2.4 of this Plan.

2.3.	Right to Disclaim Option

Each Eligible Employee to whom an Option is granted may by notice in writing within 30 days of the Date of Grant disclaim in whole or in part his rights under the Option in which case the Option shall for all purposes be deemed never to have been granted.

2.4.	Options may not be transferred

Subject to the rights of an Option Holder’s personal representatives to exercise an Option as provided in Rule 4.3, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged. Each Option Certificate shall carry a statement to this effect.

3.	CONDITIONS RELATING TO THE GRANT OF OPTIONS

3.1.	Statutory Limit

Any Option granted to an Eligible Employee shall be limited and take effect so that immediately following such grant, the aggregate Market Value of all the Shares which he may acquire on the exercise of all options which he then holds and which are or may become capable of being exercised and which were granted under:

(a)	Part A of the Plan; and

(b)	any Relevant Share Option Scheme approved by HMRC under the Act or ITEPA;

shall not exceed the Statutory Limit.

3.2.	Interpretation of Individual Limits

(a)	For the purposes of Rule 3.1, the Market Value of an Option shall be taken as at its Date of Grant and in relation to options granted under any Relevant Share Option Scheme the Market Value of an option shall be taken as being the fair market value of the Shares subject to that option at its date of grant determined in accordance with the Rules of such other scheme.

(b)	For the purposes of determining the application of the Statutory Limit in Rule 3.1, the rate of exchange for US dollars into sterling shall be the noon fixed rate of the US dollars in the Wall Street Journal (or such other reporting service as may be selected by the Directors and approved in advance by HMRC) on the Date of Grant of the Option.

3.3.	Maximum Aggregate Number of Shares

The present maximum aggregate number of Shares which may be issued under both Part A and Part B of the Plan is 390,000 subject to any future increase in this limit which may be substituted at the discretion of the Directors upon approval by the shareholders of the Company (which number includes all shares available for delivery under this Rule 3.3 since the establishment of the Plan in February 2008). For the purposes of the limit in this Rule 3.3 any Shares subject to an Option or other rights granted under the Plan which have lapsed, been renounced or otherwise become incapable of being exercised or vesting shall not be treated as issued.

3.4.	United States Securities Act of 1933

The grant of any Option under the Plan to any person subject to United States securities laws shall be subject to fulfilling the requirements (including obtaining any required approval or consent) of the provision of the Securities Act or of any applicable regulation or enactment. The Options have not been, and will not be, registered under the Securities Act, or under any other securities laws in any other jurisdiction in the United States. Shares issued pursuant to the exercise of an Option may be registered on Form S-8. Until so registered, any transfer of such Shares may be restricted.

3.5.	Additional Conditions

The Directors when granting any Option may in their absolute discretion impose any conditions and limitations (additional to any conditions and limitations contained in any other of these Rules) upon the exercise of any Option provided that such additional conditions and limitations shall:

(i)	be objective, specified at the Date of Grant and set out in full, or details given with, the Option Certificate; and

(ii)	be such that the right to exercise any Option after the fulfilment or attainment of the conditions and limitations so specified shall not be dependent upon the further discretion of any person; and

(iii)	not be capable of amendment, variation or waiver unless an event occurs which causes the Directors to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy. When such conditions or limitations have been imposed and have ceased to be capable of being satisfied or being satisfied in full except as a result of an event to which Rules 4.3, 4.4 or 5 apply that Option shall lapse in whole or in part as the case may be.

4.	RIGHTS OF EXERCISE

4.1.	Earliest Date of Exercise

Save as provided in Rules 4.3, 4.4 and 5 an Option may not be exercised before whichever is the latest of:

(a)	the third anniversary of the Date of Grant; and

(b)	any date or dates which may have been specified in accordance with Rule 2.2 in the relevant Option Certificate; and

(c)	the date on which any additional conditions and limitations imposed on the Option (and which have not been waived) in accordance with Rule 3.5 have been fulfilled;

but in any event may not be exercised later than the day preceding the tenth anniversary of the Date of Grant.

4.2.	Requirement to remain in Employment

Save as provided in Rules 4.3, 4.4 and 5, an Option may only be exercised by an Option Holder while he is a director or employee of a Participating Company or an Associated Company of a Participating Company.

4.3.	Death of Option Holder

An Option may be exercised by the personal representatives of a deceased Option Holder during the period of one year following the date of death.

4.4.	Right to Exercise Prematurely irrespective of Additional Conditions

An Option may be exercised by an Option Holder (irrespective of whether any additional conditions and limitations imposed on the Option in accordance with Rule 3.6 have been fulfilled) within the period of one year following the date on which he ceases to hold any office or employment with a Participating Company or an Associated Company of a Participating Company on account of:

(a)	injury, ill-health or disability; or

(b)	redundancy (within the meaning of the Employment Rights Act 1996); or

(c)	the transfer of the undertaking or part-undertaking in which the Option Holder is employed to a person other than a Participating Company or an Associated Company of a Participating Company; or

(d)	the Company by which the Option Holder is employed ceasing to be under the Control of the Company; or

(e)	retirement at normal retirement age including late retirement; or

(f)	early retirement by agreement with his employer.

If conditions (a) to (f) above are not satisfied an Option will lapse when an Option Holder ceases to hold the office or employment, unless otherwise determined by the Directors at their absolute discretion.

4.5.	Transfer of Employment within Group

An Option Holder shall not be treated for the purposes of Rules 4.4 and 4.7, as ceasing to hold an office or employment with a Participating Company until such time as he is no longer a director or employee of any Participating Company or an Associated Company of a Participating Company and an Option Holder (being a woman) who ceases to be such a director or employee by reason of pregnancy or confinement and who exercises her right to return to work under section 79 of the Employment Rights Act 1996 before exercising an Option, shall be treated for those purposes as not having ceased to hold such an office or employment.

4.6.	Transfer of Employment Overseas

Subject to the satisfaction of any additional conditions and limitations imposed pursuant to Rule 3.5 if an Option Holder, whilst remaining a director or employee of a Participating Company or an Associated Company of a Participating Company, is transferred to work in another country and as a result of that transfer will either:

(a)	become subject to tax on his remuneration in the country to which he is transferred and the Directors are satisfied that as a result he will suffer a tax disadvantage upon exercising an Option; or

(b)	become subject to restrictions on his ability to exercise his Option or to hold or deal in the shares or the proceeds of the sale of the shares he may acquire on exercise of that Option by reason of or in consequence of the securities laws or exchange control laws of the country to which he is transferred;

the Option Holder may exercise that Option in the period commencing three months before and ending three months after the transfer takes place. If he chooses not to exercise his Option at that time, it will not thereby lapse.

4.7.	Lapse of Options

An Option shall lapse on the occurrence of the earliest of the following:

(a)	the tenth anniversary of the Date of Grant; or

(b)	the expiry of the period (if any) allowed for the satisfaction of any condition of exercise specified in the Option Certificate pursuant to Rule 3.5 without such condition having been satisfied or the date on which it becomes apparent that any such condition has become incapable of being satisfied; or

(c)	subject to Rule 5.7, the expiry of any of the applicable periods specified in Rules 4.3, 4.4, 5.1, 5.2, 5.3, 5.4 and 5.5, but where an Option Holder dies while time is running under Rule 4.4, the Option shall not lapse until the expiry of the period in Rule 4.3; or

(d)	except as provided in Rules 4.3, 4.4, 5.1, 5.2, 5.3, 5.4 and 5.5, the date on which an Option Holder ceases to be a director or employee of any Participating Company or any Associated Company of a Participating Company; or

(e)	the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company; or

(f)	the date on which the Option Holder becomes bankrupt or does or attempts or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

4.8.	Compliance with the United States Securities Law

Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the United States Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of Counsel for the Company with respect to such compliance.

4.9.	Shares to be held for Investment Purposes

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of Counsel for the Company, such a representation is required in order to comply with any of the aforementioned relevant provisions of law.

4.10.	Shareholder Approval

If any amendment requiring the approval of the Company’s Shareholders is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Securities Exchange Act of 1934, such shareholder approval shall be:

(a)	solicited substantially in accordance with Section 14(a) of that act and the rules and regulations promulgated thereunder; or

(b)	solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of that act at the time such information is furnished.

4.11.	Option Holder with Material Interest

An Option may not be exercised by an Option Holder at any time when he is prohibited from such exercise by virtue of the provisions of paragraph 9 of Schedule 4 to the ITEPA (material interest in a close company).

5.	TAKE-OVER, RECONSTRUCTION AND AMALGAMATION AND LIQUIDATION

5.1.	Take-over pursuant to Tender Offer

If any person obtains Control of the Company as a result of making either a tender offer to acquire the whole of the Company’s issued share capital (other than any shares already owned by the Holding Company of an Acquiring Company or any Subsidiary of such Holding Company) and which is made on a condition that if it is satisfied the offeror will have such Control, or a tender offer to acquire all the Shares in the Company which are of the same class as the Shares then an Option may be exercised within the period of six months of the date on which Control is so obtained and any condition subject to which the offer is made is satisfied (or until the expiry of the period mentioned in Rule 5.4, if earlier).

5.2.	Take-over pursuant to Scheme of Arrangement

If any person obtains Control of the Company in pursuance of a compromise or scheme of arrangement sanctioned by the Court under legislation which HMRC has agreed is equivalent to Section 899 of the Companies Act 2006 then an Option may be exercised during the period which starts on the date the Court sanctions such scheme of arrangement and ends six months later or, if earlier, on the day immediately preceding the date upon which the scheme shall become effective.

5.3.	Scheme of Arrangement without Change of Control

If, without any person obtaining Control of the Company, the Court sanctions a scheme of arrangement affecting the Shares under legislation which HMRC has agreed is equivalent to Section 899 of the Companies Act 2006 then an Option may be exercised during the period which starts on the date the Court sanctions such scheme of arrangement and ends six months later or, if earlier, on the day immediately preceding the date upon which the scheme shall become effective.

5.4.	Compulsory Acquisition of Shares

If any person becomes bound or entitled to acquire Shares in the Company under legislation which HMRC has agreed is equivalent to Sections 979 to 982 of the Companies Act 2006 then an Option may be exercised during any period such person remains so bound or entitled.

5.5.	Voluntary Winding-Up of the Company

If a resolution is passed for the voluntary winding-up of the Company, an Option may be exercised during the period of six months starting on commencement of such winding-up provided that any issue of shares pursuant to such exercise is authorised by the liquidator or the Court (if appropriate) upon the application of and at the sole cost and expense of the Option Holder.

5.6.	Meaning of Obtaining Control

For the purpose of this Rule 5, a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control.

5.7.	Rollover of Options

Notwithstanding anything to the contrary in these Rules, where any person mentioned in Rule 5.1 is a company an Option Holder may, by agreement with the Acquiring Company and within the appropriate period release his Option under the Plan (“the Old Option”) in consideration of the grant to him of a new option (“the New Option”) which, within the meaning ascribed by paragraph 27(4) of Schedule 4 of ITEPA, is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company or some other company falling within sub-paragraph (b) or (c) of paragraph 16 of Schedule 4 to ITEPA). With effect from the date of release references in Rules 4, 5, 6, 7, 8, 9, 10, 11 and 12 (and, in relation to expressions used in those Rules, in Rule 1) to “the Company” and “Shares” shall, in relation to the New Option, be construed as references to the Acquiring Company and Shares in the Acquiring Company or that other company as the case may be, but references to Participating Company shall continue to be construed as if references to the Company were references to Innospec Inc.

5.8.	Meaning of “appropriate period”

For the purpose of Rule 5.7, the “appropriate period” is:

(a)	where Rule 5.1 and 5.4 apply, the periods mentioned in those Rules respectively; or

(b)	where Rule 5.2 applies, the period of six months beginning with the time when the Court sanctions the scheme of arrangement.

6.	MANNER OF EXERCISE

6.1.	Actions Required of the Option Holder

An Option may be exercised, in whole or in part, by the delivery to the secretary of the Company, or his duly appointed agent, of an Option Certificate covering not less than all the Shares over which the Option is then to be exercised, with the notice of exercise in the prescribed form duly completed and signed by the Option Holder together with a remittance of the Acquisition Price payable in respect of the Shares over which the Option is to be exercised.

6.2.	Actions Required of the Company

The relevant Shares shall be allotted or transferred (as the case may be) within 28 days following such delivery and, accordingly in cases where Shares are to be transferred, the Company shall use its best endeavours to ensure due transfer thereof. At the request of the Option Holder, the Shares may be allotted or transferred (as the case may be) to a nominee provided the Option Holder has beneficial ownership of the Shares at the time of such allotment and transfer.

6.3.	Partial Exercise

Where an Option is exercised in part the minimum number of Shares which may be exercised is 100 Shares and the Company shall issue a balancing Option Certificate to the Option Holder.

7.	ISSUE OF SHARES

7.1.	Ranking of Shares

All Shares issued pursuant to the exercise of Options under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any dividend or other rights declared by reference to a record date preceding the date of such exercise.

7.2.	Admission to NASDAQ

If and so long as the Shares are listed on NASDAQ the Company shall use its best endeavours to procure that as soon as practicable after the allotment of any Shares pursuant to the Plan application shall be made to NASDAQ for permission to deal in those shares unless such application has already been made.

8.	ADJUSTMENTS

8.1.	General Power of Adjustment

The number of Shares over which an Option has been granted and the Share Price thereof shall, subject to the prior approval of HMRC, be proportionately adjusted following any capitalisation issue, sub-division, consolidation or reduction of share capital and in respect of any discount element in any rights issue or other variation of share capital to the intent that (as nearly as may be possible without involving fractions of a Share or a Share Price calculated to more than two places of decimals) the Acquisition Price payable in respect of an Option shall remain unchanged PROVIDED that, save as provided in Rule 8.2, no adjustment made pursuant to this Rule 8.1 shall have the effect of reducing the Share Price below the par value of a Share.

8.2.	Requirement to Capitalise Reserves

Any adjustment made to the Share Price of unissued Shares which would have the effect of reducing the Share Price to less than the par value of the Share shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the par value of the Shares in respect of which the Option is exercisable exceeds the adjusted Share Price. The Directors may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

8.3.	Notification of Option Holder

The Directors may take such steps as they may consider necessary to notify Option Holders of any adjustments made under Rule 8.1 and to call in, cancel, endorse, issue or re-issue any Option Certificate consequent upon such adjustment.

9.	ADMINISTRATION

9.1.	Delivery of Notices or Documents

Notice or documents required to be given to an Eligible Employee or to an Option Holder shall either be delivered to him by hand or sent to him by post at his last known home or business address according to the information provided by him. Notices sent by post shall be deemed to have been given on the day following the date of posting.

9.2.	Copies of Shareholder Communications

The Company may distribute to Option Holders copies of any notices or document sent by the Company to its shareholders generally.

9.3.	Maintenance of Unissued Share Capital

The Company shall at all times either keep available sufficient unissued Shares to satisfy the exercise of all Options which have neither lapsed nor been exercised (taking account of any other obligations of the Company to allot unissued Shares) or shall ensure that sufficient issued Shares will be available to satisfy the exercise of such Options.

9.4.	Directors’ Power to Administer Plan

The Directors may make such regulations for the administration of the Plan as they deem fit, provided that no regulation shall be valid to the extent it is inconsistent with the Rules.

9.5.	Directors’ Decisions are Final and Conclusive

The decision of the Directors in any dispute relating to an Option, or the due exercise thereof, or any other matter in respect of the Plan, shall be final and conclusive.

9.6.	Costs of Administering Plan

The costs of introducing and administering the Plan shall be borne by the Company.

10.	ALTERATIONS

10.1.	Power to alter Rules prior to HMRC approval

Subject to Rule 10.5, the Directors may, prior to approval of Part A of the Plan by HMRC, alter the Rules of the Plan as may be necessary in order to obtain such approval.

10.2.	Power to alter Rules following HMRC approval

Subject to Rules 10.3 and 10.5, after the date on which Part A of the Plan is approved by HMRC, the Directors may in their discretion alter the Rules provided that no such alteration to a Key Feature of Part A shall be effective until it has been approved by HMRC.

10.3.	Alterations which affect Share Price and subsisting rights of Option Holders

Subject to Rules 8.1 and 10.5, no adjustment may be made to the Share Price or the Acquisition Price and no alteration may be made which would abrogate or adversely affect the subsisting rights of Option Holders save that the Directors may (subject to Rule 10.2) make such alterations to the provisions of Rule 4.4 as they in their discretion see fit to take account of legal developments or advice or changes in market practice.

10.4.	Notification to Option Holders

Written notice of any amendment made in accordance with this Rule 10 shall be given to all Option Holders.

10.5.	Stockholder Approval

Except as otherwise provided herein, the Directors may from time to time amend the rules of the Plan. Provided, however, no amendment shall result in the failure of the Plan or any provision thereof to comply with applicable rules under the Securities Exchange Act of 1934, or (where relevant) to qualify under Section 422 of the Code. In addition, to the extent necessary to comply with applicable rules of the Securities Exchange Act, of 1934 or (where relevant) Section 422 of the Code (or any successor rule or provision or applicable law or regulation), the Company shall obtain stockholder approval with respect to any amendment in such a manner and to such a degree as so required.

11.	EMPLOYMENT AND SOCIAL TAXES

The Option Holder shall indemnify the Company (and, where relevant, any Participating Company) against any tax arising in respect of the exercise of the Option which is a liability of the Option Holder but for which such company is required to account to HMRC (including for the avoidance of doubt employee’s national insurance contributions and, if so determined by the Directors, employer’s national insurance contributions). Such company may recover the tax from the Option Holder in such manner as the Directors think fit including (but without prejudice to the generality of the foregoing):

(a)	withholding sufficient shares when the Option is exercised and selling the same;

(b)	deducting the necessary amount from the Option Holder’s remuneration; or

(c)	requiring the Option Holder to account directly to such company for such tax.

12.	GENERAL

12.1.	Termination of the Plan

The Plan shall terminate on the tenth anniversary of the earlier of the date on which it is approved by the Company’s shareholders in general meeting or the date on which the Plan is adopted, or at any earlier time by the passing of a resolution by the Directors. Termination of the Plan shall be without prejudice to the subsisting rights of Option Holders.

12.2.	No Compensation for loss of Option Rights

The rights and obligations of any individual under the terms of his office or employment with any Participating Company shall not be affected by his participation in the Plan or any right which he may have to participate therein and the Plan does not form part of any contract of employment between the individual and any Participating Company. If an Option Holder shall cease for any reason (including termination, whether lawful or otherwise) to be in the employment of a Participating Company or an Associated Company of a Participating Company, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Plan.

12.3.	Governing Law

This Plan and all Options shall be governed by and construed in accordance with English Law.

PART B

13.	DEFINITIONS FOR PURPOSES OF PART B

13.1.	Part B not Approved by HMRC

This Part B of the Rules of the Plan is not approved by HMRC under the provisions of the Act or ITEPA and any requirement to obtain the approval of HMRC as set out in Part A of the Rules of the Plan shall not apply to this Part B of the Rules of the Plan.

13.2.	Incentive Stock Options

This Part B of the Rules of the Plan is intended to permit the grant of Incentive Stock Options if the Directors so determine.

13.3.	Terms of Part A apply except as amended

The Rules as contained in Part A of the Plan shall apply to Options granted under this Part B unless amended in accordance with the provisions hereof.

For the purposes of Part B, “Eligible Employee” shall mean any person who as of the Date of Grant:

(a) (i)	is a director of a Participating Company required to work for not less than 25 hours a week (exclusive of meal breaks) and who would be considered an employee of the Participating Company for purposes of the Code; or

(ii)	if not a director, is employed by a Participating Company on terms which require him to work for not less than 20 hours a week (exclusive of meal breaks); and

(b)	in relation to any Option which it is intended will qualify as an Incentive Stock Option, does not own, within the meaning of Section 422(b)(6) of the Code, Shares possessing more than ten per cent of the total combined voting power of all classes of share of the Company (or its Parent or any of its subsidiaries).

For the purposes of Part B, the definition of “Share Price” shall be as follows:

the price per Share, as determined by the Directors, at which an Eligible Employee may acquire Shares in respect of which an Option has been granted to him, being not less than:

(a)	the Market Value of a Share on the Date of Grant (or where in accordance with Rule 2.1, the Directors issue invitations to apply for Options the Dealing Day by reference to which the Market Value is calculated); or

(b)	if greater and Shares are to be subscribed, the nominal value of a Share;

provided, however, with respect to any individual responsible for payment of income tax in the United States, the Share Price shall be the Market Value of a Share on the Date of Grant only, subject in all cases to any adjustment pursuant to Rules 8.1 and 16.4.

14.	GRANT OF UNAPPROVED OPTIONS

14.1.	Specification of Unapproved Options

The Directors shall specify when an Option is granted under this Part B of the Rules of the Plan and the relevant Option Certificate shall be written accordingly, and shall set forth all of the details provided for under Rule 2.2. The Share Price with respect to any Option granted under Part B of the Rules which is intended to qualify as an Incentive Stock Option shall not be less than the Market Value on the Date of Grant.

14.2.	Modified Terms and Conditions

The Directors may determine that any Option granted under this Part B of the Rules shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Eligible Employee, Option Holder or Participating Company.

14.3.	Additional Requirements

In exercising their discretion under Rule 14.2, the Directors may:

(a)	require an Option Holder to make such declarations to take such other action (if any) as may be required for the purpose of any securities, taxes or other laws of any territory which may be applicable to him at the Date of Grant or on exercise; and

(b)	adopt any supplemental rules or procedures governing the grant or exercise of Options as may be required for the purpose of any securities, tax or other laws of any territory which may be applicable to an Eligible Employee or Option Holder.

15.	CONDITIONS RELATING TO THE GRANT OF UNAPPROVED OPTIONS

15.1.	No Statutory Limit

Rules 3.1 and 3.2 of Part A shall not apply to this Part B of the Plan.

15.2.	Plan Approval Required

Part B of the Plan shall not take effect and no options or rights will be granted hereunder unless the Plan is approved by the stockholders of the Company within 12 months before or after the date the Plan is adopted.

15.3.	Additional Conditions

The Directors, when granting an Option under this Part B which it is intended shall qualify as an Incentive Stock Option, may not impose a condition or limitation upon the exercise of such Option if it would result in such Option failing to qualify as an Incentive Stock Option.

15.4.	Calendar Year Limitation

The aggregate Market Value (determined at the Date of Grant) of Shares with respect to which Incentive Stock Options become exercisable for the first time by an individual Option Holder in any calendar year shall not exceed $100,000. The maximum aggregate number of shares which may be issued under Part B of the Plan to Eligible Employees with respect to Incentive Stock Options shall be 250,000 shares. The maximum number of Options that may granted to any one Eligible Employee during any one calendar-year period pursuant to this Plan shall be 150,000 shares.

16.	EXERCISE OF UNAPPROVED OPTIONS

16.1.	Right to Exercise Prematurely irrespective of Additional Conditions

Notwithstanding Rule 4.2, and except as otherwise provided in this Rule 16.1, an Option which it is intended shall qualify as an Incentive Stock Option may only be exercised by an Option Holder while he is an Eligible Employee under the Code.

In relation to any Option which it is intended shall qualify as an Incentive Stock Option, Rule 4.4 of Part A shall not apply to Part B of the Plan and is hereby replaced, for purposes of such Option only, by the following provision:

“An Option may be exercised by an Option Holder within the period of three months following the date on which he ceases to hold any office or employment with a Participating Company or an Associated Company of a Participating Company, except in the event the termination of employment is on account of permanent and total disability within the meaning of section 422(e)(3) of the Code, in which case such Option Holder may exercise his Options within a period of one year following the date on which he ceases to hold any office or employment with a Participating Company or an Associated Company of a Participating Company.”

16.2.	Requirement to Remain in Employment

Notwithstanding the provisions of Rule 4.2 and of Rule 5, an Option that qualifies as an Incentive Stock Option may only be exercised by an Option Holder while such individual is an employee of any company in the Group or as otherwise provided in Rule 16.1.

16.3.	No Material Interest

Rule 4.11 of Part A shall not apply to Part B of the Plan.

16.4.	Limitation on Adjustments

With respect to Options granted under this Part B and intending to qualify as Incentive Stock Options, no adjustment made pursuant to Rule 8.1 shall have the effect of reducing the aggregate Share Price below the aggregate Market Value on the Date of Grant.

17.	DISCRETION TO PAY CASH ON EXERCISE OF AN OPTION

If an Option Holder exercises an Option the Directors may in lieu of allotting or procuring the transfer of Shares in accordance with Rule 6.2 of Part A pay to such Option Holder a cash sum equal to the amount by which the value of the Shares in respect of which the notice of exercise was given (calculated as the average of the middle market quotations on NASDAQ for the three Dealing Days prior to the date of exercise) exceeds the Acquisition Price of those Shares.

If payment is made pursuant to this Rule to an Option Holder, he shall have no further rights in respect of the Shares for which the notice of exercise was given. The Company may make any deductions in respect of such payment which it is required to make under the laws of any territory which laws are applicable to the Option Holder and/or his employing Participating Company.

No Option granted under Part B of the Plan will be paralleled with an Option granted under Part A of the Plan.

18.	EMPLOYMENT AND SOCIAL TAXES

The Option Holder shall indemnify the Company (and, where relevant, any Participating Company) against any tax arising in respect of the exercise of the Option which is a liability of the Option Holder but for which such company is required to account under the laws of any relevant territory (including for the avoidance of doubt employee’s national insurance contributions, employer’s national insurance contributions if so determined by the Directors or other relevant social security contributions). Such company may recover the tax from the Option Holder in such manner as the Directors think fit including (but without prejudice to the generality of the foregoing):

(a)	withholding shares when the Option is exercised and selling the same; or

(b)	deducting the necessary amount from the Option Holder’s remuneration; or

(c)	requiring the Option Holder to account directly to such company for such tax.

19.	SECTION 162(M) OF THE CODE

The compensation committee of the Board of Directors of the Company shall have the authority to grant Options pursuant to Part B of the Plan to the extent Options granted pursuant to Part B are intended to satisfy the exception from Section 162(m) of the Code for performance-based compensation.

20.	SECTION 409A OF THE CODE

To the extent that the Directors determine that any Option granted under Part B of the Plan is subject to Section 409A or Section 457A of the Code, the Option Certificate evidencing such Option shall incorporate the terms and conditions required by Section 409A or Section 457A of the Code. To the extent applicable, Part B of the Plan and the Option Certificate shall be interpreted in accordance with Section 409A or Section 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of Part B of the Plan to the contrary, in the event that the Directors determine that any Option may be subject to Section 409A or Section 457A of the Code and related Department of Treasury guidance, the Directors may adopt such amendments to Part B of the Plan and the applicable Option Certificate or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Directors determine are necessary or appropriate to (i) exempt the Option from Section 409A or Section 457A of the Code or (ii) comply with the requirements of Section 409A or Section 457A of the Code and related Department of Treasury guidance.